Exhibit 99.1

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the reference to our name and the description of our role in the valuation process described in the heading “June 30, 2022 NAV Per Share” in the Current Report on Form 8-K of Ares Real Estate Income Trust Inc., filed by the Ares Real Estate Income Trust Inc. with the Securities and Exchange Commission on the date hereof, being incorporated by reference in (i) the Registration Statement on Form S-3 (No. 333-230311) of Ares Real Estate Income Trust Inc., and the related prospectus, and (ii) the Registration Statement on Form S-8 (No. 333-194237) of Ares Real Estate Income Trust Inc. We also hereby consent to the same information and the reference to our name in the heading “Experts” being included in the prospectus related to the Registration Statement on Form S-11 (File No. 333-252212) of Ares Real Estate Income Trust Inc. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
Altus Group U.S. Inc.
July 15, 2022